INDEPENDENT AUDITORS' CONSENT

To the Shareholders and Board of Directors
First Omaha Funds, Inc.

We consent to the use of our report dated April 16, 1999 incorporated herein and to the reference to our firm under the heading "Independent Auditors" in the Statement of Additional Information.

/s/ KPMG LLP

Omaha, Nebraska
May 24, 1999